                                                                    EXHIBIT 99.3

                         COOPER-STANDARD AUTOMOTIVE INC.

                                OFFER TO EXCHANGE
            ALL OUTSTANDING PRIVATELY PLACED 7% SENIOR NOTES DUE 2012
               FOR AN EQUAL AMOUNT OF ITS 7% SENIOR NOTES DUE 2012
                           WHICH HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                                                                  April 20, 2005

To Our Clients:

     Enclosed for your consideration are a Prospectus, dated April 20, 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer
(the "Exchange Offer") by Cooper-Standard Automotive Inc. (the "Company"),
Cooper-Standard Holdings Inc. and certain subsidiaries of the Company (together with Cooper-Standard Holdings Inc., the "Guarantors"), to exchange (the
"Exchange Offer") up to $200,000,000 aggregate principal amount of the Company's
7% Senior Notes due 2012 that have been registered under the Securities Act of
1933, as amended, as guaranteed by the Guarantors (collectively, the "Exchange
Notes"), for any and all of its outstanding 7% Senior Notes due 2012, guaranteed by the Guarantors (collectively, the "Outstanding Notes") in integral multiples of $1,000 upon the terms and subject to the conditions of the enclosed
Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange
Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The
Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the
Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New
Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the
Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offer" include the Guarantors' offer to exchange the
New Guarantees for the Old Guarantees, references to the "Exchange Notes"
include the related New Guarantees and references to the "Outstanding Notes"
include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW
YORK CITY TIME, ON MAY 19, 2005 (THE "EXPIRATION DATE"), UNLESS THE COMPANY
EXTENDS THE EXCHANGE OFFER.

     The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their
Outstanding Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.
If you wish to have us tender any or all of your outstanding notes, please so instruct us by completing, signing and returning to us the "Instructions to
Registered Holder from Beneficial Owner" form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

     The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

     If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we
will not tender any of the Outstanding Notes on your account.

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             INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

     The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated April 20, 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal
(the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by
Cooper-Standard Automotive Inc. (the "Company"), Cooper-Standard Holdings Inc.
and certain subsidiaries of the Company (together with Cooper-Standard Holdings
Inc., the "Guarantors") to exchange up to $200,000,000 aggregate principal amount of the Company's 7% Senior Notes due 2012 that have been registered under the Securities Act of 1933, as amended, as guaranteed by the Guarantors
(collectively, the "Exchange Notes"), for any and all of its outstanding 7%
Senior Notes due 2012, guaranteed by the Guarantors (collectively, the
"Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used by not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the
Prospectus and the Letter of Transmittal.

    PRINCIPAL AMOUNT HELD
    FOR ACCOUNT HOLDER(S)                       PRINCIPAL AMOUNT TO BE TENDERED*
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*    Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the
Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an "affiliate," as defined in
Rule 405 under the Securities Act, of the Company or the Guarantors, (ii) is not
engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange
Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Company. If a holder of the Outstanding
Notes is an affiliate of the Company or the Guarantors, is not acquiring the
Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange
Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

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                                    SIGN HERE

Dated:                                                                    , 2005
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Signature(s):
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Print Name(s):
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Address:
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                                                       (Please include Zip Code)

Telephone Number
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                           (Please include Area Code)

Tax Identification Number or Social Security Number:
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My Account Number With You:
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